EXHIBIT 32
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his capacity as an officer of Southern Missouri Bancorp, Inc. (the "Company") that the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2017 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.
Date:	September 13, 2017	By:	/s/ Greg A. Steffens Greg A. Steffens President and Chief Executive Office (Principal Executive and Principal Financial and Accounting Officer)
Date:	September 13, 2017	By:	/s/ Matthew T. Funke Matthew T. Funke Chief Financial Officer (Principal Financial and Accounting Officer)